Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	donnaegan@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS FIRST QUARTER 2015 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – May 7, 2015 – Sprouts Farmers Market, Inc. (the “Company”) (Nasdaq: SFM) today reported results for its 13-week first quarter ended March 29, 2015.

First Quarter Highlights:

•	Net sales of $857.5 million; a 19% increase from the same period in 2014

•	Comparable store sales growth of 4.8% and two-year comparable store sales growth of 17.6%

•	Net income of $37.5 million and diluted earnings per share of $0.24

•	Adjusted net income of $38.6 million; a 9% increase from the same period in 2014

•	Adjusted diluted earnings per share of $0.25; a 9% increase from the same period in 2014

•	Adjusted EBITDA of $84.3 million; a 9% increase from the same period in 2014

“Sprouts continues to be well positioned for today’s growing number of health conscious consumers who are looking to eat healthier at affordable prices. In the first quarter, top-line sales growth remained strong for Sprouts, despite a difficult produce season, resulting in 32 consecutive quarters of positive comparable store sales growth,” said Doug Sanders, president and chief executive officer of Sprouts Farmers Market. “We remain excited about our new opportunities in 2015, including innovation in our private label, the ongoing testing of our new deli offerings, sales initiatives, and the opening of 27 new stores which includes our expansion into three new states. These and other strategic investments in the business have already made a positive impact, paving the way for our future growth.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted earnings per share and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, these results are first presented on a GAAP basis and then on an adjusted basis.

First Quarter 2015 Financial Results

Net sales for the first quarter of 2015 were $857.5 million, a 19% increase compared to the same period in 2014. Net sales growth was driven by strong performance in new stores opened and a 4.8% increase in comparable store sales growth.

Gross profit for the quarter increased 15% to $257.8 million resulting in a gross profit margin of 30.1% of sales, a decrease of 90 basis points compared to the same period in 2014. This was primarily driven by produce tightness due to adverse weather conditions and West Coast port strikes that limited product availability, compared to a very strong produce season in the prior year, the timing of store openings resulting in a lower blended gross margin and the impact of continued price investments in certain categories.

Direct store expense (“DSE”) as a percentage of sales for the quarter decreased 10 basis points to 19.0% compared to the same period in 2014. DSE included pre-tax loss on disposal of assets of $0.2 million in 2015 and $0.7 million in 2014. Excluding these items, DSE as a percentage of sales was 19.0%, for both periods. Leverage in labor and store operating costs at pre-2014 vintage stores was offset by higher labor costs at new stores and higher investments in employee training costs.

Selling, general and administrative expenses (“SG&A”) as a percentage of sales for the quarter decreased 30 basis points to 2.8%, compared to the same period in 2014. SG&A included pre-tax secondary offering expenses of $0.3 million in 2015 and $1.4 million in 2014. Excluding these items, SG&A as a percentage of sales was 2.8% compared to 2.9% for the same period in 2014. This improvement was primarily driven by lower bonus expense partially offset by higher advertising expense for new stores.

Net income for the quarter was $37.5 million, or diluted earnings per share of $0.24, up $3.7 million from the same period in 2014. Net income for the quarter included $1.2 million of pre-tax store closure and exit costs, $0.3 million of pre-tax secondary offering expenses and $0.3 million of pre-tax loss on disposal of assets. Net income for the first quarter of 2014 included $1.4 million of pre-tax secondary offering expenses, $0.5 million pre-tax store closure and exit costs and $0.7 million of pre-tax loss on disposal of assets. Excluding these items, adjusted net income for the quarter increased 9% to $38.6 million, compared to $35.4 million for the same period in 2014, and adjusted EBITDA totaled $84.3 million, up $6.9 million, or 9%, from the same period in 2014. These increases were driven by higher sales and resulting higher operating margin dollars. In addition, net income in 2015 benefited from lower interest expense due to a lower principal balance on our term loan. Adjusted diluted earnings per share was $0.25, a 9% increase from adjusted diluted earnings per share of $0.23 for the same period in 2014.

Growth and Development

During the first quarter of 2015, the Company opened 10 new stores: one each in Arizona, Georgia, Missouri and Utah; and two each in Alabama, California and Texas. Five additional stores, in five markets, have been opened in the second quarter to date, bringing 2015 new store openings to 15, for a total of 205 stores in 12 states as of May 7, 2015. The Company expects to open 27 stores in 2015.

Leverage and Liquidity

The Company generated cash from operations of $68.1 million for the first quarter of 2015 and invested $21.8 million in capital expenditures net of landlord reimbursement, primarily for new stores. The Company ended the quarter with a principal balance on its term loan of $259.5 million, had $177.7 million in cash and cash equivalents and $57.5 million available under its revolving credit facility.

On April 17, 2015 the Company completed a new five-year, $450 million revolving credit facility to replace its existing term loan and revolving credit facility. The Company utilized the initial drawing of $260 million under the new credit facility to pay off its existing $258 million term loan and transaction costs associated with the refinancing. Upon completion of the refinancing, the Company has approximately $260 million of total debt and $2.5 million of letters of credit outstanding under the new facility, which will mature on April 17, 2020.

The revolver has an initial drawn pricing of LIBOR plus 1.75%, as compared with LIBOR (with a floor of 1.00%) plus 3.00% under the previous term loan. At today’s interest rates, this pricing would reduce the Company’s annual interest expense by approximately $5 million.

2015 Outlook

The Company notes that fiscal year 2015 will be a 53-week year, with the extra week falling in the fourth quarter. The Company estimates the impact on earnings from the 53rd week to be approximately $0.02 per diluted share. The following provides information on the Company’s guidance for 2015:

Q2 2015 Guidance
Comparable store sales growth	5.5% to 6.5%
Two-year combined pro forma comparable store sales growth	15% to 16%

Full-year 2015 53-Week Guidance
Net sales growth(1)	20% to 22%
Unit growth	27 new stores
Comparable store sales growth (2)	6% to 7%
Adjusted EBITDA growth	16% to 19%
Adjusted net income growth	18% to 22%
Adjusted diluted earnings per share (3)	$0.84 to $0.87
Capital expenditures	$100M - $110M
(net of landlord reimbursements)

The Company’s adjusted diluted earnings per share, adjusted net income and adjusted EBITDA guidance for the year do not include charges and costs which are expected to be similar to those charges and costs excluded from adjusted diluted earnings per share, adjusted net income and adjusted EBITDA in prior periods. Please see the explanation and reconciliation of these non-GAAP measures to the comparable GAAP measures for the thirteen weeks ended March 29, 2015 and March 30, 2014 in the tables included below.

(1)	On a 52-week to 52-week basis the Company expects total sales growth of 18% to 20%.
(2)	Comparable store sales growth is on an equal 52-week to 52-week basis.
(3)	Based on a weighted average share count of approximately 157 million shares for 2015.

First Quarter Conference Call

The Company will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Thursday, May 7, 2015, during which Sprouts’ executives will further discuss the Company’s first quarter 2015 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at http://investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial- in numbers:

•	U.S. Participants: 877-398-9481

•	International Participants: Dial +1-408-337-0130

•	Conference ID: 25741599

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 25741599.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management “anticipates,” “plans,” “estimates,” “expects,” or “believes,” or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding new store openings and interest expense and the Company’s guidance and outlook for 2015. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the Company’s ability to successfully compete in its intensely competitive industry; the Company’s ability to successfully open new stores; the Company’s ability to manage its rapid growth; the Company’s ability to maintain or improve its operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings, including, without limitation, the Company’s Annual Report on Form 10-K. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. We offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts employs more than 18,000 team members and operates more than 200 stores in twelve states. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended
	March 29, 2015	March 30, 2014
Net sales	$857,506	$722,606
Cost of sales, buying and occupancy	599,713	498,747

Gross profit	257,793	223,859
Direct store expenses	163,190	138,231
Selling, general and administrative expenses	24,027	22,479
Store pre-opening costs	2,773	947
Store closure and exit costs	1,229	533

Income from operations	66,574	61,669
Interest expense	(5,868)	(6,467)
Other income	62	96

Income before income taxes	60,768	55,298
Income tax provision	(23,301)	(21,565)

Net income	$37,467	$33,733

Net income per share:
Basic	$0.25	$0.23
Diluted	$0.24	$0.22
Weighted average shares outstanding:
Basic	152,235	147,759
Diluted	155,482	153,294

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 29, 2015	December 28, 2014
ASSETS
Current assets:
Cash and cash equivalents	$177,719	$130,513
Accounts receivable, net	26,332	14,091
Inventories	148,753	142,793
Prepaid expenses and other current assets	15,248	11,152
Deferred income tax asset	33,930	35,580

Total current assets	401,982	334,129
Property and equipment	454,723	454,889
Intangible assets	193,853	194,176
Goodwill	368,078	368,078
Other assets	24,017	17,801

Total assets	$1,442,653	$1,369,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$149,497	$112,877
Accrued salaries and benefits	24,632	29,687
Other accrued liabilities	43,368	41,394
Current portion of capital and financing lease obligations	4,267	29,136
Current portion of long-term debt	7,753	7,746

Total current liabilities	229,517	220,840
Long-term capital and financing lease obligations	120,408	121,562
Long-term debt	247,103	248,611
Other long-term liabilities	87,053	74,071
Deferred income tax liability	18,606	18,600

Total liabilities	702,687	683,684

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 152,915,478 shares issued and outstanding, March 29, 2015; 151,833,334 shares issued and outstanding, December 28, 2014	153	152
Additional paid-in capital	560,157	543,048
Retained earnings	179,656	142,189

Total stockholders’ equity	739,966	685,389

Total liabilities and stockholders’ equity	$1,442,653	$1,369,073

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended
	March 29, 2015	March 30, 2014
Cash flows from operating activities
Net income	$37,467	$33,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	15,853	13,026
Accretion of asset retirement obligation and closed store reserve	79	40
Amortization of financing fees and debt issuance costs	339	394
Loss on disposal of property and equipment	272	727
Equity-based compensation	1,142	1,407
Deferred income taxes	1,657	6,463
Changes in operating assets and liabilities :
Accounts receivable	(11,895)	(1,203)
Inventories	(5,960)	(3,198)
Prepaid expenses and other current assets	(4,098)	1,314
Other assets	(6,307)	(686)
Accounts payable	29,474	22,920
Accrued salaries and benefits	(5,055)	(631)
Other accrued liabilities and income taxes payable	1,962	(1,880)
Other long-term liabilities	13,154	3,840

Net cash provided by operating activities	68,084	76,266

Cash flows from investing activities
Purchases of property and equipment	(33,755)	(18,240)
Proceeds from disposal of property and equipment	—	51

Net cash used in investing activities	(33,755)	(18,189)

Cash flows from financing activities
Payments on term loan	(1,750)	(1,750)
Payments on capital lease obligations	(161)	(131)
Payments on financing lease obligations	(836)	(726)
Cash from landlords related to financing lease obligations	—	577
Excess tax benefit for exercise of stock options	12,199	14,783
Proceeds from exercise of stock options	3,425	566

Net cash provided by financing activities	12,877	13,319

Net increase in cash and cash equivalents	47,206	71,396
Cash and cash equivalents at beginning of the period	130,513	77,652

Cash and cash equivalents at the end of the period	$177,719	$149,048

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has presented adjusted net income, adjusted earnings per share and adjusted EBITDA. These measures are not in accordance with, and are not intended as an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company, and they are a component of incentive compensation. The Company defines adjusted net income as net income excluding store closure and exit costs, gain and losses from disposal of assets, expenses incurred by the Company in its secondary public offerings and employment taxes paid by the Company in connection with options exercised in those offerings (“Public Offering Expenses”), the loss on extinguishment of debt and the related tax impact of those adjustments. The Company defines adjusted basic and diluted earnings per share as adjusted net income divided by the weighted average basic and diluted shares outstanding. The Company defines EBITDA as net income before interest expense, provision for income tax, and depreciation and amortization, and defines adjusted EBITDA as EBITDA excluding store closure and exit costs, gains and losses from disposal of assets, Public Offering Expenses and the loss on extinguishment of debt.

These non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, none of these non-GAAP measures should be considered as a measure of discretionary cash available to use to reinvest in growth of the Company’s business, or as a measure of cash that will be available to meet the Company’s obligations. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted net income and adjusted EBITDA to net income, and adjusted earnings per share to net income per share, for the thirteen weeks ended March 29, 2015 and March 30, 2014:

	Thirteen Weeks Ended
	March 29, 2015	March 30, 2014
Net income	$37,467	$33,733
Income tax provision	23,301	21,565

Net income before income taxes	60,768	55,298
Store closure and exit costs (a)	1,229	533
Loss on disposal of assets (b)	271	727
Secondary offering expenses including employment taxes on options exercises (c)	335	1,404
Adjusted income tax provision (d)	(24,005)	(22,604)

Adjusted net income	38,598	35,358
Interest expense, net	5,863	6,466
Adjusted income tax provision (d)	24,005	22,604

Adjusted earnings before interest and taxes (EBIT)	68,466	64,428
Depreciation, amortization and accretion	15,875	13,035

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$84,341	$77,463

Adjusted Net Income Per Share
Net income per share—basic	$0.25	$0.23
Per share impact of net income adjustments	$—	$0.01

Adjusted net income per share—basic	$0.25	$0.24

Net income per share—diluted	$0.24	$0.22
Per share impact of net income adjustments	$0.01	$0.01

Adjusted net income per share—diluted	$0.25	$0.23

(a)	Store closure and exit costs represents reserves established for closed stores and facilities, adjustments to those reserves for changes in expectations for sublease or actual subleases or settlements with landlords. Ongoing expenses related with the closed facilities are also included. The Company excludes store closure and exit costs from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the ongoing performance of its store operations.
(b)	Loss on disposal of assets represents the losses recorded in connection with the disposal of property and equipment. The Company excludes losses on disposals of assets from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the ongoing performance of its store operations.
(c)	Secondary offering expenses including employment taxes on options exercises represents expenses the Company incurred in its secondary public offerings and employment taxes paid by the Company in connection with options exercised in those offerings. The Company has excluded these items from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the performance of its store operations.
(d)	Adjusted income tax provision for all periods presented represents the income tax provision plus the tax effect of the adjustments described in notes (a) through (c) above based on statutory tax rates for the period. The Company has excluded these items from its adjusted income tax provision because management believes they do not directly reflect the ongoing performance of its store operations and are not reflective of its ongoing income tax provision.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

5/7/15